Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.
                                                                  EXHIBIT 10.30


                     SOFTWARE LICENSE AND RESEARCH AGREEMENT


WHEREAS, the parties have had a prior Agreement which the parties now wish to renew. This Software License and Research Agreement (the "Agreement") is entered into as of the date last signed below (the "Effective Date") between TIMOTHY F. HAVEL, Ph.D., an individual with offices at the Department of Biological Chemistry and Molecular Pharmacology, Harvard Medical School, 240 Longwood Avenue, Boston, Massachusetts 02115 ("Havel") and BIOSYM Technologies, Inc., a California Corporation ("BIOSYM") with offices located at 9685 Scranton Road, San Diego, California 92121-3752 U.S.A., with reference to the following facts:

                                    RECITALS

A. WHEREAS, HAVEL has developed the computer software described in Exhibit "A" (the "Software"); and

B. WHEREAS, BIOSYM desires to license the Software in order to sublicense, use, modify, produce, and distribute copies of the Software, and HAVEL desires to license the Software to BIOSYM on the terms and conditions set forth in this Agreement;

                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing promises and mutual terms, covenants and conditions contained herein, the parties agree as follows:

1.    Definitions.

      (a) "Affiliate" shall mean any corporation or other business entity which directly or indirectly controls, is controlled by, or is under common control with BIOSYM. Control means ownership or other beneficial interest in fifty percent (50%) or more of the voting stock or other voting interest of a corporation or other business entity.

      (b) "Bundled Software" shall mean the merger and/or combination of the Software with other software developed or licensed by BIOSYM as described in Exhibit B, as modified from time to time by the parties.

      (c) "Confidential Information" shall mean, without limitation, information concerning invention, confidential know-how, copyrights and trade secrets.

      (d) "Derivative Software" shall mean modifications, enhancements derivatives of and/or portings of the Software.


                                    1 of 14

      (e) "Distributor" shall mean any corporation or other business entity which is not an Affiliate, and which is authorized by BIOSYM to license or sublicense BIOSYM Software products to end users.

      (f) "Joint Improvements" shall mean any modifications, improvements or enhancements to the Software arising as result of the collaboration of HAVEL and BIOSYM.

      (g) "Net License Fees" shall mean all monies invoiced by BIOSYM from sales, sublicenses or transfers of the Software, Derivative Software, and/or the Bundled Software for BIOSYM excluding maintenance fees and net of any distributor commissions, taxes, import duties, rebates, customary discounts, credits, refunds and shipping and handling costs.

      (h) "Support Services" shall mean such technical and consulting support to be provided by HAVEL in order to assist BIOSYM in marketing, developing and supporting the Software, including without limitation, maintenance, modification, enhancement, installation, consulting and training.

2.    Grant of License.

      (a) Subject to the terms and conditions of this Agreement, HAVEL hereby grants BIOSYM a worldwide, non-exclusive, perpetual, irrevocable and transferable license to use and modify the Software in both source and object code form, and all enhancements thereto. Further, subject to the terms and conditions of this Agreement, HAVEL hereby grants BIOSYM and BIOSYM's Affiliates and Distributors a worldwide, exclusive (except as provided herein), perpetual (subject to the provisions of Section 14), and transferable license to produce and distribute the Software and all enhancements and modifications thereto in object code and executable form only whether by sublicense or otherwise. Havel may license no more than [*] copies of the Software to colleagues at academic institutions who are not affiliated with BIOSYM's competitors for use for non-commercial purposes only. Such licenses made by HAVEL will clearly state that BIOSYM Technologies, Inc. is not responsible for any support, maintenance, documentation or updates of the Software. HAVEL shall obtain, from any such colleagues, in writing and in a form approved by BIOSYM an Agreement not to use, sublicense, or distribute the Software for commercial purposes nor to disseminate it or to disclose details of its operation to others.

      (b) BIOSYM grants HAVEL the right to install development versions of any HAVEL Software to be used by academic and non profit institutions at a national resource computing facility which will be mutually agreed upon by both parties. Any legally licensed user would be able to use this Software at the facility. Academic and

* CONFIDENTIAL TREATMENT REQUESTED

                                    2 of 14
nonprofit users of the development versions of Software may use this Software free of charge, until it becomes commercially available from BIOSYM, at which point, a license must be obtained from BIOSYM for its usage.

3.    Delivery.

      In accord with the prior Agreement between HAVEL and BIOSYM, HAVEL has delivered to BIOSYM master copies of the source code of that version of the Software appropriate for compiling, linking, building and execution on Silicon Graphics and for any other platforms on which it currently runs, suitable for reproduction, together with one set of supporting documentation, including instruction manuals for each of these Software versions.

4.    Modification.

      BIOSYM shall have the right to develop Derivative Software and Bundled Software. The Derivative Software and that portion of the Software included in such Bundled Software is subject to all terms and conditions of this Agreement.

5.    Workstation Enhancement.

      To facilitate further Software development by HAVEL, BIOSYM will either contribute the sum of [ * ] towards the upgrade of HAVEL's current system to a workstation with TFP processor, or BIOSYM will provide HAVEL with a workstation with a TFP processor. If BIOSYM provides HAVEL with a workstation with a TFP processor, HAVEL will, in turn, convey his current workstation back to BIOSYM.

6.    License Fees.

      (a) Upon sale, sublicense or other transfer of the Software or Derivative Software by or for BIOSYM to commercial or non-profit users, BIOSYM shall pay to HAVEL a royalty equal to the greater of [ * ] of Net License Fees or [ * ] of the then highest applicable current published retail price for the Software or Derivative Software. Upon sale, sublicense or other transfer of the Software or Derivative Software by or for BIOSYM to academic users, BIOSYM shall pay to HAVEL a royalty equal to [ * ] of its Net License Fees.

      (b) Bundled Software will receive royalties to set forth in the schedules in Exhibit B.

      (c) If the Software, Derivative Software, or Bundled Software is marketed with other software products in a combined software package for a single price, the Net


                                    3 of 14

*  CONFIDENTIAL TREATMENT REQUESTED

License Fees will be determined by prorating the license fees from the package according to the suggested retail prices or values established by BIOSYM for the separate products contained in the package, whether or not such products are marketed separately, provided that such prices or values are reasonably related to the values or marketing potential of the separate products and are consistent with prices customarily charged in the industry.

      (d) Notwithstanding the preceding paragraph, in the event that any combined software is marketed by BIOSYM at a published retail price less than [ * ] (or such greater amount as may be determined by multiplying [ * ] by the average annual increase in BIOSYM's published retail price list for all BIOSYM products as of the date of this Agreement) (Herein referred to as "Low End Combined Software"), the royalty based on Net License Fees of such Low End Combined Software shall be computed and payable to HAVEL as follows:

                   Royalty                Cumulative Net License Fees
                   -------                ---------------------------
                     [*]                             [ * ]
                     [*]                             [ * ]
                     [*]                             [ * ]

      (e) Payments and Reports. All royalties due and payable by BIOSYM hereunder shall be paid to HAVEL in United Sates dollars, and shall be due and payable, within forty-five (45) days after the end of each calendar quarter. Each payment to HAVEL shall be accompanied by a report on the distribution of all copies of the Software, Derivative Software or Bundled Software during the quarter. Each report will specify (1) the number of copies distributed and per copy royalty, itemized by type of hardware and type of software (i.e., Software, Derivative or Bundled); (2) the amount of any research funds being credited against the total Net License Fees for the period; and (3) the net amount of royalties (if any) due HAVEL.

      (f) BIOSYM shall maintain and make available to HAVEL at HAVEL's reasonable request and expense, records sufficient to permit HAVEL to verify the payments due. BIOSYM shall retain such records of a period of at least two years.

7.    Support Services.

      (a) During the term of this contract, HAVEL shall provide Support Services to BIOSYM with the goal of assisting BIOSYM to integrate the Software into BIOSYM's Software in the most convenient and effective way possible, and to assist in further development of new Software which will aid users in making the most effective use of the Software. Time devoted by HAVEL to these activities shall be allocated and scheduled by mutual agreement and shall not exceed in total [ * ] man days per year not including travel time.


                                    4 of 14

*  CONFIDENTIAL TREATMENT REQUESTED

      (b) To enable the development referred to in sub-section (a) HAVEL will be available to participate with BIOSYM in scientific seminars and meetings for up to [ * ] additional days per year. Normal and reasonable travel and out of pocket expenses incurred by HAVEL in connection with the above Support Services and scientific seminars will be borne by BIOSYM.

      (c) HAVEL shall make available to BIOSYM, at no charge to BIOSYM, a copy of such scientific presentations and papers relating to the Software, its underlying science and/or their application as HAVEL may itself have published or have acquired the right to distribute for these purposes, for use by BIOSYM in its Software marketing effort.

8.    Improvements.

      (a) HAVEL and BIOSYM agree to collaborate on the continuing development of the concepts, algorithms, and software code of the Software so as to increase its scientific value and broaden its application and use in the scientific market place.

      Twice yearly HAVEL and BIOSYM shall meet to review the status of the Software, to coordinate the technical and business programs, and to establish and document a specific program of collaborative efforts designed to enhance the Software and to broaden its use in the scientific market place. The meetings shall be held at BIOSYM's San Diego headquarters office in April and October, or at other places and times as the parties may agree. Days allocated by HAVEL to these meetings shall be part of the [ * ] support service referred to in section 7(a) and all expenses associated with such meetings, including, but not limited to, travel and hotel expenses, shall be borne by BIOSYM. Between meetings it shall be the responsibility of each party to notify the other of any substantial departure from the commitments made at these meetings.

      (b) To facilitate this collaboration, BIOSYM will make available, for the duration of the contract, salary support at the rate of up to [ * ] per year plus benefit costs not to exceed [ * ] to cover costs incurred by HAVEL for employing a scientific programmer or research associate to assist HAVEL with his future work. Candidates for this position will be chosen jointly by HAVEL and BIOSYM. Work carried out by this person will be devoted at least 50% to the BIOSYM-HAVEL joint collaborative program set forth in Section 8(a). Results generated with the support of BIOSYM's funds under this section shall be considered Joint Improvements under Section 8(h) and shall be reported to BIOSYM in writing on a quarterly basis. Amounts paid under this subsection (b) shall be non-refundable. Such amounts paid will reduce royalties earned by HAVEL by multiplying the (1) actual royalty earned divided by the (2) actual reported Net License Fees times the amounts paid under this subsection (b) and deducting the result from royalties earned.


                                    5 of 14

*  CONFIDENTIAL TREATMENT REQUESTED

      (c) Title to and copyright in any modifications, improvements, or enhancements made by BIOSYM to the Software as licensed herein shall vest in BIOSYM. For the duration of this Agreement, BIOSYM shall promptly make available to HAVEL any such modifications, improvements, or enhancements. BIOSYM hereby grants a non-exclusive, fully-paid worldwide license to HAVEL to use any modifications, improvements, or enhancements in his own work, but not to sublicense others for any purpose. BIOSYM agrees to provide, free of charge to HAVEL, up to two (2) copies of any software containing any modifications, improvements, or enhancements made by BIOSYM pursuant to this Section . Copyrights on these enhancements will belong to BIOSYM. The sale, sublicense or distribution of all such modifications, improvements, or enhancements shall be subject to all the terms and conditions of this Agreement.

      (d) Title to any modifications, improvements, or enhancements made by HAVEL to the Software as licensed, except those (i) developed under BIOSYM funding as set forth in Section 8(b), herein or (ii) jointly developed as set forth in Section 8(e) herein shall vest in HAVEL, except that all such improvements shall automatically be licensed to BIOSYM under the terms of this Agreement. For the duration of this Agreement, HAVEL shall promptly make available to BIOSYM any such modifications, improvements, or enhancements, and agrees to provide, free of charge to BIOSYM, copies of any Software containing any modifications, improvements, or enhancements made by HAVEL pursuant to this Section . Copyrights obtained on this Software will belong to HAVEL. The sale, sublicense or distribution of all such modifications, improvements, or enhancements shall be subject to all of the terms and conditions of this Agreement.

      (e) Title of any modifications, improvements, or enhancements made by the joint collaboration of HAVEL and BIOSYM to the Software as licensed herein ("Joint Improvements") including all results of work supported by BIOSYM's funding under Section 8(b) shall vest in HAVEL and BIOSYM as tenants in common. Each party grants to the other a non-exclusive, non-transferable right and license to use the Joint Improvements, and to BIOSYM a worldwide, exclusive, perpetual, irrevocable, and transferable license to license to produce and distribute the Joint Improvements to become part of the public domain without the prior express written authorization of the other party. Copyrights on these improvements will be held jointly. The sale, sublicense or distribution of all such modifications, improvements, or enhancements shall be subject to all of the terms and conditions of this Agreement.


                                    6 of 14

      (f) Should BIOSYM re-implement the Software in BIOSYM's interactive software environment, HAVEL shall make all subsequent modifications, improvements, or enhancements utilizing the same interactive environment as part of the joint collaboration with BIOSYM as set forth under Section 8(b). BIOSYM hereby grants HAVEL a non-exclusive, fully paid worldwide license for the term of this contract to use the software that makes up BIOSYM's interactive software environment pursuant to this Section , but not to sublicense others for any purpose.

      (g) During the term of this Agreement, BIOSYM will, under its standard license terms, make available without change to HAVEL up to two (2) copies of all products offered commercially by BIOSYM, excluding those developed within BIOSYM's industry-funded consortia, together with its standard Software documentation and academic support services. This will include, but is not limited to, the programs INSIGHT and DISCOVER.

      (h) HAVEL agrees to promptly inform BIOSYM during the term of this Agreement and for [ * ] after the date of termination of this Agreement of each new computer software program (i.e., beyond the scope of normal enhancements to the Software) which HAVEL intends to develop for sale or licensing, and HAVEL will give BIOSYM a written notice setting forth the specifications for each such program. HAVEL will offer BIOSYM the right to market each such program and will negotiate the terms and conditions of such marketing in good faith. If BIOSYM and HAVEL are unable to agree upon the terms and conditions within ninety (90) days of HAVEL's written notice, then HAVEL shall be free to market the program to end users, distributors, publishers or any third party. BIOSYM agrees and understands that this right of first refusal may be subject to the terms and conditions of HAVEL's employment with Harvard University. Further, in the case where HAVEL collaborates with others in the development of such program, HAVEL shall attempt, but shall not be obligated to, secure a similar right of first refusal from such collaborator.

9.    Representations and Indemnity.

      (a) Conformance. HAVEL warranted that for a period of one year from the Effective Date of the prior Agreement between the parties, the Software would operate substantially in conformance with its description as set forth on Exhibit A to the prior Agreement. HAVEL makes no further warranties, and the above described warranties shall be deemed to be ongoing as a result of this Agreement.

      HAVEL DISCLAIMS ALL WARRANTIES RELATING TO THE SOFTWARE. EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.


                                    7 of 14

*  CONFIDENTIAL TREATMENT REQUESTED

            (b) Ownership. HAVEL hereby represents and warrants that they have and will continue to have all right, title, ownership interest and/or rights necessary to grant the rights and licenses to BIOSYM set forth herein, that they have not entered into agreements or commitments which are inconsistent with or in conflict with the rights granted to BIOSYM hereunder, and that the Software and its use does not and will not violate or infringe upon any patent, copyright, trade secret or other property right of any other person.

      Specifically, HAVEL represents that he has obtained from his pervious employer, the University of Michigan, the right to license the Software as prescribed by this Agreement, and that he will be solely responsible for any compensation to which it may be entitled as a result of the activities which this Agreement envisions. A copy of HAVEL's Agreement with the University of Michigan is attached as Attachment C.

      (c) Indemnification by HAVEL. HAVEL will indemnify BIOSYM against any claim that the Software as delivered by HAVEL infringes any third party's patent, copyright or trade secret under the laws of the United States. HAVEL's obligation to indemnify BIOSYM shall be subject to the following terms and conditions:

            (i) The obligation will arise only if BIOSYM gives HAVEL prompt notice of the infringement claim. HAVEL may, at its option, conduct the defense and BIOSYM promises fully to cooperate with such defenses. In any case no settlement shall be agreed to without the consent of both parties which consent will not be unreasonably withheld.

            (ii) The obligation will cover only the Software as delivered by HAVEL and will not cover any correction, modification or addition made by anyone other than HAVEL.

            (iii) The obligation will not cover claims that the Software infringes any third party's rights as used in combination with any software not supplied by HAVEL or hardware specified by HAVEL if that claim could have been avoided by the use of the Software in combination with other software or hardware.

            (iv) If any infringement claim is asserted, or if HAVEL believes one likely, HAVEL will have the right, but no obligation, to procure at no cost to BIOSYM a license from the person claiming or likely to claim infringement or to modify the Software to avoid the claim of infringement. Modification for this purpose will not materially impair the operation of the Software.

      THE FOREGOING IS HAVEL'S EXCLUSIVE OBLIGATION WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND. HAVEL WILL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR


                                    8 of 14

CONSEQUENTIAL DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. IN NO EVENT WILL HAVEL'S LIABILITY IN CONNECTION WITH THE SOFTWARE OR THIS AGREEMENT EXCEED AMOUNTS PAID TO HAVEL BY BIOSYM HEREUNDER. THESE LIMITATIONS APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS.

      (d) BIOSYM represents and warrants that (a) any Derivative Software by BIOSYM, and/or any contribution to the Software by BIOSYM, will not infringe upon any patent, copyright, trade secret or other proprietary rights of others; and (b) BIOSYM has full power to enter into this Agreement, and to carry out its obligations hereunder.

BIOSYM will indemnify, defend and hold HAVEL harmless from any loss, expense (including reasonable attorneys' fees), damage or liability arising out of any claim, demand or suit resulting from a breach of the warranties set forth above, and/or arising out of BIOSYM's marketing and distribution of the Software or Derivative Software or Bundled Software. HAVEL will provide such cooperation with all out of pocket costs as BIOSYM may reasonably require at BIOSYM's sole expense in the defense of any such suit or action.

THE FOREGOING WARRANTIES ARE FOR HAVEL'S EXCLUSIVE BENEFIT AND ARE NONTRANSFERABLE. THE FOREGOING WILL BE HAVEL'S EXCLUSIVE REMEDIES FOR BREACH OF THE FOREGOING WARRANTY BY BIOSYM. BIOSYM DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

THE FOREGOING IS BIOSYM'S EXCLUSIVE OBLIGATION WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND. BIOSYM WILL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. IN NO EVENT WILL BIOSYM'S LIABILITY IN CONNECTION WITH THE SOFTWARE OR THIS AGREEMENT EXCEED AMOUNTS RECEIVED BY BIOSYM AS NET LICENSE FEES HEREUNDER. THESE LIMITATIONS APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, BIOSYM'S NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS.

Sub-sections (c) and (d) of this section 8 shall survive any termination of this Agreement.


                                    9 of 14

10.   Confidentiality.

      (a) Confidentiality of Disclosures. In the course of performing and in the negotiations leading to the execution of this Agreement, HAVEL and BIOSYM may disclose to each other information concerning their respective inventions, confidential know-how, copyrights and trade secrets, as may be necessary to further the purposes of this Agreement. All such Confidential know-how, copyrights and trade secrets disclosed hereunder shall remain the sole property of the party disclosing them and the receiving party shall have no interest in or rights with respect thereto except as expressly set forth in this Agreement. Without prejudice to the generality of the foregoing, the source and object code for the Software are regarded as included in the Confidential Information by HAVEL. This Agreement shall not, however, prevent either party from marketing products in the future that are competitive with products marketed by the other party, provided no Confidential Information of the other party is made use of.

      (b) Nondisclosure Obligations. HAVEL and BIOSYM each agrees to take all reasonable precautions to prevent any unauthorized disclosure of such confidential information. The foregoing restrictions on disclosure shall survive the termination, expiration or cancellation of this Agreement, but shall not apply to any information which: (a) is in the public domain as of the date of receipt by the receiving party; (b) hereafter becomes known to the public through no fault of the receiving party; (c) is in the possession of the receiving party at the time of disclosure; (d) is independently developed by the receiving party's employees having no access to such confidential information;
(e) is subsequently obtained by the receiving party from an independent, third-party source having no obligation of confidentiality directly or indirectly to the disclosing party; (f) the disclosure of which is required by law.

This Section 10 shall survive any termination of this Agreement.

11.   Relationship of the Parties.

      The relationship between HAVEL and BIOSYM under this Agreement is intended to be that of independent contractors. Except as set forth in Section 8(e), nothing in this Agreement is intended to be construed so as to constitute BIOSYM and HAVEL as partners or joint venturers, or either party hereto as the employee or agent of the other party. Except as expressly set forth herein, neither party hereto has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party hereto or to bind the other party hereto to any contract, Agreement or undertaking with any third party.


                                    10 of 14

12.   Ownership of the Software.

      (a) Subject to the rights granted to BIOSYM herein, HAVEL has and will retain and maintain all ownership rights to the Software. HAVEL agrees to take all actions required or appropriate, in BIOSYM's opinion and at BIOSYM's cost, to protect the proprietary nature of the Software, including making copyright filings where directed by BIOSYM.

      (b) BIOSYM will, at its sole expense, take all actions reasonably required to appropriate in HAVEL's opinion, to protect BIOSYM's proprietary rights of the modifications, improvements and enhancements referred to in Section 6(b) of this Agreement.

      (c) The parties agree that they will take all actions required as appropriate, in their joint opinion and at BIOSYM's cost, to protect their joint proprietary rights in the Joint Improvements.

      (d) BIOSYM will place or cause to be placed in and on each copy of Software, Derivative Software and Bundled Software that it distributes an appropriate copyright notice in the following form:

            (i) In the case of the Software or any Derivative Software developed by HAVEL: Copyright(C) 19__ Timothy F. Havel, Ph.D.;

            (ii) In the case of any Derivative Software or Bundled Software developed with contributions from BIOSYM, or in the case of any Derivative Software developed by BIOSYM: Copyright(C) 19__ HAVEL and BIOSYM Technologies, Inc.

13.   Term and Termination.

      (a) The prior agreement between HAVEL and BIOSYM was for a period of three years commencing on November 15, 1990 and ending on November 15, 1993. This Agreement shall continue for an initial period of [*] from the November 16, 1993 and shall continue thereafter on a year-to-year basis unless terminated by written notice by either party to the other party at least ninety
(90) days prior to the annual renewal date. All other sections of this Agreement will survive any such termination.

      Should the Agreement be allowed to lapse, however, BIOSYM will nevertheless retain the right to market the Software together with enhancements developed under this Agreement in its then current form as long as it continues to pay royalties on the Net License Fees which it receives therefrom as prescribed in Section 5(a) through 5(d). This Agreement shall be terminable at any time upon a material breach of this Agreement, at the discretion of the non-breaching party, upon the thirtieth (30th) day after either party


                                    11 of 14


* CONFIDENTIAL TREATMENT REQUESTED
gives the other notice of such breach by the other, unless the breach is cured before that day.

14.   Infringement by Others.

      Each party will notify the other of any infringement of rights in the Software or Derivative Software and/or Bundled Software that comes to such party's attention. In the event of any infringement of any rights granted to BIOSYM hereunder, BIOSYM shall bring an action for such infringement on behalf of itself and HAVEL, and HAVEL will cooperate fully with BIOSYM in such action. BIOSYM will bear the expenses of the action and may recover its expenses from any sums recovered in the action. The balance of the proceeds from such action will be deemed to be Net License Fees from a sublicense of the Software or Derivative Software and/or Bundled Software that is infringed and will be divided between BIOSYM and HAVEL according to the percentage specified in
Section 4(a), provided, however, that if the infringement involves a combination of the Software with other products, then the percentage will be prorated.

15.   Miscellaneous.

      (a) Amendment. This Agreement may be amended or supplemented only in writing signed on behalf of both parties.

      (b) Waiver. No waiver will be implied from conduct or failure to enforce rights. No waiver will be effective unless in writing signed on behalf of the party claimed to be waived.

      (c) Contingencies. Neither party will have the right to claim damages or to terminate this Agreement as a result of the other's failure or delay in performance due to circumstances beyond its reasonable control, such as labor disputes, strikes, act of God, or governmental action not the fault of the non-performing party.

      (d) Severability. If any party of this Agreement is found invalid or unenforceable, it will be enforced to the maximum extent permitted by the law, and all other parts of this Agreement will remain in force.

      (e) Equitable Relief. Either party may have injunctive, preliminary or other equitable relief to remedy any actual or threatened unauthorized disclosure or confidential information.

      (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


                                    12 of 14

      (g) Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California, U.S.A., without regard to any rules of conflicts of law applicable to agreements made and to be performed by such state by and among residents of such state.

      (h) Assignment. BIOSYM may assign this Agreement to the surviving entity in a merger or consolidation in which its participates or to a purchaser of all or substantial all of its assets and to any of its Affiliates or Distributors. Otherwise, neither party may assign any rights or delegate any duties under this Agreement without the other's prior written consent, and any attempt to do so without that consent will be void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties and their respective successors, heirs and permitted assigns.

      (i) Notices. All notices and other communications required herein shall be in writing and shall be delivered personally (which shall include delivery by courier or overnight delivery service) or sent by certified or registered mail, postage prepaid, return receipt requested or sent by telex, telecopier or other similar facsimile transmission. Items delivered personally or by telex, telecopier or facsimile shall be deemed delivered on the day of delivery; items sent by certified or registered mail shall be deemed delivered three (3) days after mailing. The address of the parties for purposes of this provision are:

                  HAVEL:            Timothy F. Havel, Ph.D.
                                    Department of Biological Chemistry
                                    & Molecular Pharmacology
                                    Harvard Medical School
                                    240 Longwood Avenue
                                    Boston, Massachusetts  02115

                  BIOSYM:           BIOSYM Technologies, Inc.
                                    9685 Scranton Road
                                    San Diego, California  92121
                                    Attn:  Todd Schmidt
                                    Vice President, Finance and Administration

Either party may change its address by giving notice thereof as required herein.

      (j) Entire Agreement. This Agreement represents the entire Agreement between the parties relating to the Software and supersedes all prior representations, discussions, negotiations and agreements, whether written or oral.


                                    13 of 14

      (k) Further Assurances. Each of the parties hereto shall execute and deliver all additional documents and shall do any and all acts and things reasonably required in connection with the performance of the obligations undertaken in the Agreement and to effectuate in good faith the intent of the parties.

      (l) Exhibits. All exhibits referred to herein are hereby deemed incorporated by reference.

      IN WITNESS WHEREOF, each of the parties have executed this Agreement effective as of the date last written below:

HAVEL                                     BIOSYM Technologies, Inc.
                                          a California corporation

By: /s/ Timothy F. Havel                  By: /s/ T.W. Schmidt
    ---------------------------------         ----------------------------------
Title: Lecturer, HMS                      Title: V P Finance and Administration
       ------------------------------            -------------------------------
Date: 11/22/94                            Date: 11/21/94
      -------------------------------           --------------------------------


                                    14 of 14

                                   EXHIBIT "A"

                    DESCRIPTION OF DISTANCE GEOMETRY SOFTWARE



SOFTWARE NAME: DG-II

SOFTWARE DESCRIPTION: A package of computer programs designed to assist chemists and biochemists in the construction of three-dimensional molecular models of essentially arbitrary molecules from constraints on the values of their interatomic distances, together with the chirolities and/or planarities of selected quadruples of atoms.

CODE DESCRIPTION: Modular design in C language suitable to run on Silicon Graphics and Sun Workstations.

                                   EXHIBIT "B"

                                    Royalties

     BUNDLED SOFTWARE           ROYALTY RATE (*)                DATES
     ----------------           ----------------                -----
        Consensus            [*], with a minimum of              [*]
                               [*] of list price

   NMR Refine Complete    [*] with a minimum of [*]              [*]

     NMR Refine DGII       [*], with a minimum of [*]            [*]
                                  of list price

        Converter          [*], with a minimum of [*]            [*]
                                  of list price

         Sketcher            [*], with a minimum of              [*]
                                [*] of list price


(*)   Minimums apply to commercial users and non-profit users only


*  CONFIDENTIAL TREATMENT REQUESTED